Exhibit 10.2

AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of May 14, 2014, is made and entered into by and among Vycor Medical, Inc., a Delaware corporation (the “Company”) and the holders of certain Placement Agent Warrants (the “Warrants”) issued in connection with the Company’s private offering of securities during the period January 2, 2014-April 25, 2014 (the “Warrantholders”).  Any defined term used herein but not otherwise defined shall have the meaning ascribed to such term in the Warrants.

WHEREAS, the Warrants were issued in partial consideration of the services of the placement agent in connection with the Company’s offering of up to $5 million, in the aggregate, of shares of Common Stock and Common Stock purchase warrants (the “Offering”).

WHEREAS, pursuant to the Purchase Agreement, the Warrantholders were issued Warrants to purchase up to 402,030 shares of Company Common Stock.

WHEREAS, Section 3(b) of the Warrants provides for anti-dilution protection upon any Dilutive Issuance in connection with a Subsequent Equity Sale (the “Anti-Dilution Provision”);

WHEREAS, the Company wishes to

delete in its entirety the Anti-Dilution Provision;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Warrantholders agree as follows:

1.

Amendment to Warrants.  The Company and the Warrantholders hereby agree to delete the Anti-Dilution Provision and replace it with a covenant by the Company that it will not issue for cash shares of Common Stock or Common Stock Equivalents below an effective per share price of $2.05 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof).  As such, Section 3(b) of the Warrants is amended and restated in its entirety as follows:

“Restriction on Dilutive Issuances.  From Initial Exercise Date until 12 months from the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance for cash of any shares of Common Stock or Common Stock Equivalents with an effective per share price below $2.05 (subject to adjustment for forward and reverse stock splits and the like that occur after the Initial Exercise Date).”

2.

Additional Company Representations.  The Company’s execution and delivery of this Agreement and the Company’s consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.

Fees and Expenses.  Except as set forth in this section, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by the terms of the Warrant.

5.

Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party, and such counterparts may be delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VYCOR MEDICAL, INC.

By:
Name: David Cantor
Title: President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR WARRANTHOLDERS FOLLOW]

[WARRANTHOLDER'S SIGNATURE PAGE TO VYCO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Warrantholder: __________________________

Signature of Authorized Signatory of Warrantholder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________